Exhibit 10.6

AMENDED AND RESTATED CASH MANAGEMENT AGREEMENT
Dated: as of July 9, 2012
among
MAGUIRE PROPERTIES-355 S. GRAND, LLC
as Borrower
and
EUROHYPO AG, NEW YORK BRANCH
as Administrative Agent
and
BANK OF THE WEST
as Bank
and
MPG Office, L.P.
as Manager

AMENDED AND RESTATED CASH MANAGEMENT AGREEMENT
AMENDED AND RESTATED CASH MANAGEMENT AGREEMENT (this “Agreement”), dated as of July 9, 2012, among MAGUIRE PROPERTIES – 355 S. GRAND, LLC, a Delaware limited liability company (“Borrower”), BANK OF THE WEST (“Bank”), EUROHYPO AG, NEW YORK BRANCH, as Administrative Agent for the lenders referred to below (in such capacity, together with its successors in such capacity, “Administrative Agent”) and MPG Office, L.P. (f/k/a Maguire Properties, L.P.), a Maryland limited partnership (“Manager”).
W I T N E S S E T H:
WHEREAS, pursuant to a certain Loan Agreement (the “Existing Loan Agreement”) dated as of September 12, 2007 between Borrower and Eurohypo AG, New York Branch as the lender (in such capacity, the “Originating Lender”), the Originating Lender made a loan to Borrower in the maximum principal amount of $400,000,000;
WHEREAS, concurrently with the execution and delivery of the Existing Loan Agreement, Borrower, the Originating Lender, Bank and Manager entered into that certain Cash Management Agreement, dated as of September 12, 2007 (as amended by that certain Amendment No. 1 to Cash Management Agreement, dated as of December 9, 2011, the “Existing Cash Management Agreement”);
WHEREAS, pursuant to the Mortgage and the Assignment of Leases, Borrower granted to Lender a security interest in all of Borrower’s right, title and interest in, to and under the Rents, and assigned and conveyed to Lender all of Borrower’s right, title and interest in, to and under the Rents due and to become due to Borrower or to which Borrower then or thereafter may become entitled, arising out of the Property or any part or parts thereof;
WHEREAS, Borrower and Manager entered into a management agreement with respect to the Property, dated as of September 12, 2007, pursuant to which Manager has agreed to manage the Property;
WHEREAS, pursuant to the Clearing Account Agreement, the Clearing Account Bank is to receive and process all Rents and transfer by wire transfer or via the ACH System to the Deposit Account all amounts constituting available funds on deposit in the Clearing Account;
WHEREAS, in order to fulfill all of Borrower’s obligations under the Existing Loan Agreement, Borrower and Manager agreed that all Rents will be deposited directly into a central account established by Borrower with Bank;
WHEREAS, pursuant to that certain Assignment, dated November 13, 2007, the Originating Lender assigned and conveyed to Administrative Agent for the benefit of the Lenders identified in the Agency Agreement, dated as of November 13, 2007 (the “Agency Agreement”), all of its right, title and interest as “Lender” in and to the Existing Cash Management Agreement (as well as other Loan Documents and rights);

WHEREAS, Borrower, the Lenders and Administrative Agent are entering into that certain First Amendment to Loan Agreement and Reaffirmation of Loan Documents dated as of the date hereof (the “First Amendment” and together with the Existing Loan Agreement, shall be referred to herein as the “Loan Agreement”);
WHEREAS, it is a condition to the execution and delivery of the First Amendment by Administrative Agent and the Lenders that Borrower, Bank and Manager enter into this Agreement with Administrative Agent to amend, restate and supersede the Existing Cash Management Agreement.
NOW, THEREFORE, in consideration of the covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
I. DEFINITIONS
Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement. As used herein, the following terms shall have the following definitions:
“Accounts” means, collectively, the Capital Expenditure Account, the Debt Service Account, the Insurance Account, the Deposit Account, the Rollover Account, the Tax Account, the KPMG Abatement Funds Account, the Bingham TI Reserve Account, the Sweep Account and Borrower’s Operating Account, with corresponding account numbers listed on Schedule 1 attached hereto.
“ACH System” means the automated clearinghouse system.
“Amended Bingham Lease” shall mean that certain Office Lease, dated as of July 21, 1992, as amended, between Borrower and Bingham.
“Bingham” shall mean Bingham McCutchen LLP, and its successors and assigns.
“Bingham TI Deposit Amount” shall mean that portion of the maximum amount of $3,252,960 that was previously required to be deposited by Borrower as the “Monthly Bingham TI Deposit Amount” pursuant to the Existing Cash Management Agreement, which remains undisbursed as of the date hereof.
“Bingham TI Reserve Account” as defined in Section 2.1(j).
“Borrower’s Operating Account” as defined in Section 2.1(k).
“Capital Expenditure Account” as defined in Section 2.1(f).
“Cash Sweep Commencement Date” shall mean the first Monthly Payment Date occurring after August 9, 2012.

“Clearing Account” that certain collection account established by Borrower with Clearing Account Bank into which Borrower and Manager shall cause all Rents to be deposited in accordance with the terms and conditions of the Clearing Account Agreement.
“Clearing Account Agreement” that certain Clearing Account Agreement dated as of September 12, 2007, among Borrower, Administrative Agent and Clearing Account Bank.
“Clearing Account Bank” means Bank of the West, a California banking corporation, together with its successors and assigns.
“Collateral” as defined in Section 5.1.
“Debt Service Account” as defined in Section 2.1(b).
“Deposit Account” as defined in Section 2.1(a).
“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.
“Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor’s Ratings Group, P-1 by Moody’s Investors Service, Inc. and F-1+ by Fitch, Inc. in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s).
“Insurance Account” as defined in Section 2.1(d).
“Interest Rate Protection Agreement” shall have the meaning ascribed to it in the Loan Agreement.
“KPMG Abatement Funds Account” is defined in Section 2.1(i).
“Monthly Debt Service Payment Amount” shall mean for each Monthly Payment Date, a monthly payment of an amount equal to the sum of interest only computed at the Applicable Interest Rate on the outstanding principal balance of the Loan for the related Interest Period.

“Monthly Insurance Amount” shall mean the monthly deposit for Insurance Premiums required pursuant to Section 6.3.1 of the Loan Agreement.
“Monthly Operating Expenses Amount” shall mean the amount for any calendar month sufficient to pay all Operating Expenses anticipated to be incurred in such month in accordance with the Annual Budget, as well as (i) any additional Operating Expenses anticipated to be incurred or actually incurred in such month approved by Administrative Agent in its reasonable discretion and (ii) any amounts funded out-of-pocket by Borrower in the immediately preceding month (so long as such month is the month in which the Original Maturity Date occurs or any subsequent month) for Operating Expenses in accordance with the Annual Budget or for additional Operating Expenses approved by Administrative Agent in its reasonable discretion.
“Monthly Payment Date” shall have the meaning ascribed to it in the Loan Agreement.
“Monthly Tax Amount” shall mean the monthly deposit for Taxes required pursuant to Section 6.2.1 of the Loan Agreement.
“Obligations” as defined in Section 5.1.
“Parking Manager” any manager or operator engaged to manage the parking areas within the Property. As of the date of this Agreement, the Parking Manager is AMPCO System Parking, a California corporation.
“Parking Management Agreement” means any agreement entered into between Borrower or Manager and Parking Manager for management of the parking areas within the Property. As of the date of this Agreement, the Parking Management Agreement is that certain Parking Facility Operator Agreement, dated as of August 1, 2010, as amended by a First Amendment thereto, dated December 12, 2011, between Manager and AMPCO System Parking, a California corporation.
“Rollover Account” as defined in Section 2.1(e).
“Shifting Control Notice” as defined in Section 4.7.
“Sweep Account” as defined in Section 2.1(h).
“Tax Account” as defined in Section 2.1(c).
“Tenant Direction Letter” as defined in Section 2.2(a).
“UCC” as defined in Section 5.1(a)(iv).
II. THE ACCOUNTS
Section 2.1    Establishment of Accounts. Borrower acknowledges and confirms that Borrower has established the following Accounts with Bank:

(a)    An account into which the Clearing Account Bank shall transfer by wire transfer or via the ACH System all amounts constituting available funds on deposit in the Clearing Account (the “Deposit Account”), it being understood that as of the date of this Agreement the balance of such account shall include the sums held in the Deposit Account under the Existing Cash Management Agreement immediately prior hereto;
(b)    An account into which Borrower shall deposit, or cause to be deposited, the amounts required for the payment of interest on the Loan (the “Debt Service Account”), it being understood that as of the date of this Agreement the balance of such account shall include the sums held in the Debt Service Account under the Existing Cash Management Agreement immediately prior hereto;
(c)    An account into which Borrower shall deposit, or cause to be deposited, the sums required to be deposited pursuant to the Loan Agreement for the payment of Taxes (the “Tax Account”), it being understood that as of the date of this Agreement the balance of such account shall include the sums held in the Tax Account under the Existing Cash Management Agreement immediately prior hereto;
(d)    An account into which Borrower shall deposit, or cause to be deposited, the sums required to be deposited pursuant to the Loan Agreement for the payment of Insurance Premiums (the “Insurance Account”), it being understood that as of the date of this Agreement the balance of such account shall include the sums held in the Insurance Account under the Existing Cash Management Agreement immediately prior hereto;
(e)    An account into which Borrower shall deposit, or cause to be deposited, the sums required to be deposited pursuant to the Loan Agreement for the payment of leasing commissions and tenant improvement expenditures and other leasing costs (as permitted under the Loan Agreement) (the “Rollover Account”), it being understood that as of the date of this Agreement the balance of such account shall include the sums held in the Rollover Account and the Existing Tenant Improvement Account under the Existing Cash Management Agreement immediately prior hereto, plus the additional $5,000,000 amount required to be deposited in the Rollover Account on the date hereof pursuant to the First Amendment;
(f)    An account into which Borrower shall deposit, or cause to be deposited, the sums required to be deposited pursuant to the Loan Agreement for the payment of Capital Expenditures (the “Capital Expenditure Account”), it being understood that as of the date of this Agreement the balance of such account shall include the sums held in the Capital Expenditure Account under the Existing Cash Management Agreement immediately prior hereto;
(g)    [Reserved]
(h)    An account into which there shall be deposited, in accordance with Section 3.3(b)(viii), the sums so required to be deposited pursuant to such Section (the “Sweep Account”), it being understood that as of the date of this Agreement the balance of such account shall include the sums held in the Sweep Account under the Existing Cash Management Agreement immediately prior hereto;

(i)    An account into which Borrower shall deposit, or cause to be deposited, the KPMG Abatement Funds (the “KPMG Abatement Funds Account”), it being understood that as of the date of this Agreement the balance of such account shall include the sums held in the KPMG Abatement Funds Account under the Existing Cash Management Agreement immediately prior hereto;
(j)    An account into which Borrower shall deposit, or cause to be deposited, in accordance with Sections 3.2, the Bingham TI Deposit Amount (the “Bingham TI Reserve Account”), it being understood that as of the date of this Agreement the balance of such account shall include the sums held in the Bingham TI Reserve Account under the Existing Cash Management Agreement immediately prior hereto; and
(k)    An operating account (“Borrower’s Operating Account”), it being understood that as of the date of this Agreement the balance of such account shall include the sums held in Borrower’s Operating Account under the Existing Cash Management Agreement immediately prior hereto.
Section 2.2    Deposits into Deposit Account. Borrower and Manager represent, warrant and covenant that:
(a)    Borrower and Manager shall cause all Rents to be deposited directly into the Clearing Account. Without limitation of the foregoing, to the extent they have not heretofore done so, Borrower and Manager shall notify, advise and irrevocably direct each Tenant under each Lease and the Parking Manager under the Parking Management Agreement (whether such Lease or Parking Management Agreement is presently effective or executed after the date hereof) to send directly to the Clearing Account all payments of Rent pursuant to an instruction letter in the form of Exhibit A attached hereto (a “Tenant Direction Letter”). In addition, Borrower and Manager shall cause all amounts payable under the Interest Rate Protection Agreement to be deposited into the Clearing Account.
(b)    Borrower and Manager shall instruct all Persons that maintain open accounts with Borrower or Manager or with whom Borrower or Manager does business on an “accounts receivable” basis with respect to the Property to deliver all payments due under such accounts to the Clearing Account. Neither Borrower nor Manager shall direct any such Person to make payments due under such accounts in any other manner.
(c)    Reserved.
(d)    If, notwithstanding the provisions of this Section 2.2, Borrower or Manager receives any Rents or other income from the Property (including, without limitation, any amounts payable under the Interest Rate Protection Agreement), then (i) such amounts shall be deemed to be Collateral and shall be held in trust for the benefit of Administrative Agent, (ii) such amounts shall not be commingled with any other funds or property of Borrower or Manager, and (iii) Borrower or Manager shall deposit such amounts in the Clearing Account within two (2) Business Days of receipt.
(e)    Without the prior written consent of Administrative Agent, neither Borrower nor Manager shall (i) terminate, amend, revoke or modify any Tenant Direction Letter in any manner whatsoever, or (ii) direct or cause any Tenant or Parking Manager to pay any amount in any manner other than as provided in the related Tenant Direction Letter.
(f)    There are no accounts maintained by Borrower, Manager or any other Person into which revenues received by Borrower or Manager from the ownership and operation of the Property are initially deposited other than the Clearing Account and the Accounts. So long as the Notes shall be outstanding, neither Borrower, Manager nor any other Person shall open any other such accounts for the initial deposit of Rent or revenues from the Property. Notwithstanding the foregoing, nothing contained herein is intended to prohibit any Person from opening and maintaining other deposit accounts in connection with their businesses, provided such accounts (i) may not be used for the initial deposit of Rent or revenues from the Property and (ii) are not contradictory to, and do not otherwise violate in any respect, the terms and provisions of this Agreement.
Section 2.3    Account Name. The Accounts (other than Borrower’s Operating Account) shall each be exclusively in the name of Administrative Agent; provided, however, that in the event Administrative Agent transfers or assigns the Loan, Bank, at Administrative Agent’s request, shall change the name of each Account to the name of the transferee or assignee. In the event Administrative Agent retains a Servicer to service the Loan, Bank, at Administrative Agent’s request, shall comply with the instructions of Servicer, as agent for Administrative Agent.
Section 2.4    Eligible Accounts/Characterization of Accounts. Borrower and Bank shall maintain each Account as an Eligible Account. Each Account shall be treated as a “deposit account” as such term is defined in Section 9-102(a) of the UCC.
III. DEPOSITS
Section 3.1    Current Balances.
(a)    On the date hereof (prior to the Modification Effectiveness Time (as defined in the First Amendment)), the amount on deposit in the Debt Service Account is $0.10.
(b)    On the date hereof (prior to the Modification Effectiveness Time), the amount on deposit in the Tax Account is $879,536.53.
(c)    On the date hereof (prior to the Modification Effectiveness Time), the amount on deposit in the Insurance Account is $179,035.18.
(d)    On the date hereof (prior to the Modification Effectiveness Time), the amount on deposit in the Rollover Account is $0.00.
(e)    On the date hereof (prior to the Modification Effectiveness Time), the amount on deposit in the Capital Expenditure Account is $10,032.78.
(f)    [Reserved]

(g)    On the date hereof (prior to the Modification Effectiveness Time), the amount on deposit in the Sweep Account is $0.00.
(h)    On the date hereof (prior to the Modification Effectiveness Time), the amount on deposit in the KPMG Abatement Funds Account is $1,250,000.00.
(i)    On the date hereof (prior to the Modification Effectiveness Time), the amount on deposit in the Bingham TI Reserve Account is $3,252,960.00.
(j)    On the date hereof (prior to the Modification Effectiveness Time), the amount on deposit in Borrower’s Operating Account is $477,042.48.
(k)    On the date hereof (prior to the Modification Effectiveness Time), the amount on deposit in the Deposit Account is $4,068,272.15.
(l)    On the date hereof (prior to the Modification Effectiveness Time), the amount on deposit in the Clearing Account is $0.00.
(m)    On the date hereof (prior to the Modification Effectiveness Time), the amount on deposit in the Operating Expense Account, the Existing Tenant Improvement Account and the Latham Landlord Work Funds Account (each as defined in the Existing Cash Management Agreement) is, in each case, $0.00.
Section 3.2    Additional Deposits. Borrower shall make such additional deposits into the Accounts as may be required by the Loan Agreement.
Section 3.3    Allocations from the Deposit Account.
(a)    Reserved.
(b)    Bank shall (subject to Administrative Agent’s rights under Article V hereof while any Event of Default exists), in accordance with directions provided by Administrative Agent to Bank, which directions Administrative Agent may provide in Administrative Agent’s discretion while any Event of Default exists, allocate all available funds on deposit in the Deposit Account on every Business Day of each calendar month to the following Accounts in the following amounts and order of priority, it being understood that if such allocation is occurring on a Monthly Payment Date, the references in clauses (i), (ii) and (iv) below to the “next” Monthly Payment Date shall mean the Monthly Payment Date on which such allocation is occurring:
(i)    First, funds sufficient to pay the Monthly Tax Amount due on the next Monthly Payment Date shall be deposited into the Tax Account;
(ii)    Second, funds sufficient to pay the Monthly Insurance Amount due on the next Monthly Payment Date shall be deposited into the Insurance Account;
(iii)    Third, funds in an amount sufficient to pay the Monthly Operating Expenses Amount shall be deposited into Borrower’s Operating Account;

(iv)    Fourth, funds sufficient to pay the Monthly Debt Service Payment Amount due on the next Monthly Payment Date shall be deposited into the Debt Service Account;
(v)    Fifth, funds sufficient to pay any interest accruing at the Default Rate and late payment charges, if any, and any other sums then due under the Loan Documents, shall be deposited into the Debt Service Account;
(vi)    Sixth, (a) prior to the Cash Sweep Commencement Date, all amounts remaining in the Deposit Account after deposits for items (i) through (v) shall be deposited into Borrower’s Operating Account; and (b) following the Cash Sweep Commencement Date, all amounts remaining in the Deposit Account after deposits for items (i) through (v) shall be deposited into the Capital Expenditure Account until such time as the aggregate amount of funds deposited into the Capital Expenditure Account, from and after the Cash Sweep Commencement Date, is equal to $1,500,000;
(vii)    Seventh, following the Cash Sweep Commencement Date, all amounts remaining in the Deposit Account after deposits for items (i) through (vi) shall be deposited into the Rollover Account until such time as the aggregate amount of funds deposited into the Rollover Account, from and after the Cash Sweep Commencement Date, is equal to Five Million and No/100 Dollars ($5,000,000); and
(viii)    Eighth, following the Cash Sweep Commencement Date, all amounts remaining in the Deposit Account after deposits for items (i) through (vii) shall be deposited into the Sweep Account.
IV. WITHDRAWALS
Subject to Administrative Agent’s rights under Article V hereof while any Event of Default exists:
Section 4.1    Withdrawals From Tax, Insurance Premium and Debt Service Accounts. Administrative Agent shall have the right to, and provided no Event of Default exists, Administrative Agent shall, withdraw amounts on deposit in the Tax Account to pay Taxes on or before the date Taxes are due and payable, in accordance with the Loan Agreement. Administrative Agent shall have the right to, and provided no Event of Default exists, Administrative Agent shall, withdraw amounts from the Insurance Account to pay Insurance Premiums on or before the date Insurance Premiums are due and payable, in accordance with the Loan Agreement. Administrative Agent shall have the right to and provided no Event of Default exists, shall withdraw amounts from the Debt Service Account to pay default interest and late charges, if any, and to pay the Monthly Debt Service Payment Amount on the date the Monthly Debt Service Payment Amount is due and payable. Notwithstanding the foregoing, insufficient funds in the Debt Service Account, Tax Account or Insurance Account shall not excuse Borrower’s obligation to pay any Monthly Debt Service Payment Amount, Taxes or Insurance Premiums, as applicable, when and as due.
Section 4.2    Requests for Withdrawals from the Rollover Account and Capital Expenditure Account; Withdrawals from Borrower’s Operating Account. Bank shall disburse funds on deposit in the Rollover Account and Capital Expenditure Account in accordance with the written request of Borrower approved in writing by Administrative Agent, in accordance with the Loan Agreement. Administrative Agent shall so approve provided all the procedures and requirements set forth in the Loan Agreement and this Agreement for such withdrawal have been complied with. Borrower shall utilize any amounts allocated to Borrower’s Operating Account for the payment of the Monthly Operating Expenses Amount in accordance with the Third allocation pursuant to Section 3.3(b), to pay for the Operating Expenses included in such Monthly Operating Expenses Amount (or to reimburse Borrower for amounts funded by it out-of-pocket for Operating Expenses as provided for in the definition of “Monthly Operating Expense Amount” herein). Notwithstanding anything to the contrary contained herein, the Operating Expenses so paid shall not include any expense which is payable to or for the benefit of any affiliate of Borrower (except to the extent expressly set forth in an Approved Budget or approved by Administrative Agent in its reasonable discretion or permitted with respect to the Rollover Account in Section 6.5.2 of the Loan Agreement). Notwithstanding anything to the contrary in this Agreement, insufficient funds in Borrower’s Operating Account, Rollover Account or Capital Expenditure Account shall not excuse Borrower’s obligations to pay any Operating Expenses or other costs and expenses when and as due in accordance with the Loan Agreement. Provided that no Shifting Control Notice has been given, nothing in this Agreement or in any other Loan Document shall restrict or otherwise limit Borrower’s ability to withdraw or apply funds deposited in Borrower’s Operating Account in accordance with the Sixth allocation pursuant to Section 3.3(b) or, except pursuant to the terms set forth in the second sentence of this Section 4.2, that are on deposit in Borrower’s Operating Account as of the Cash Sweep Commencement Date and, for the avoidance of doubt, provided that no Shifting Control Notice has been given, and subject to the terms set forth in the second sentence of this Section 4.2, Borrower shall have the right, in its sole discretion, to withdraw and apply such funds for any purpose.
Section 4.3    Release From Sweep Account. Provided no Event of Default exists, the funds in the Sweep Account on each Monthly Payment Date shall be applied to reduce the principal balance of, first, Note A (until Note A has been paid in full) and, then, Note B, without payment of any prepayment premium. Notwithstanding the foregoing, provided that no Event of Default exists, if the amount of funds that would otherwise be required to be applied from the Sweep Account to repay the principal balance of the Note A or Note B on any Monthly Payment Date pursuant to this Section 4.3 exceeds the Projected Principal Pay-Down Amount for such Monthly Payment Date, as determined pursuant to Section 2.2.3(b) of the Loan Agreement, then (i) only the portion of such funds equal to the Projected Principal Pay-Down Amount shall be applied to repay the principal balance of the Note A or Note B on such Monthly Payment Date; and (ii) such excess funds shall be deposited into the Deposit Account on the Business Day following such Monthly Payment Date, and available for allocation in accordance with this Agreement on the next Monthly Payment Date.
Section 4.4    Release from KPMG Account. Administrative Agent shall disburse, or caused to be disbursed, to Borrower the KPMG Abatement Funds in accordance with Section 6.1.2 of the Loan Agreement.
Section 4.5    Release from Bingham TI Reserve Account. Administrative Agent shall disburse, or cause to be disbursed, to Borrower the funds in the Bingham TI Reserve

Account in accordance with this Section 4.5, upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a request for payment to Administrative Agent at least ten (10) days prior to the date on which Borrower requests such disbursement to be made, which request shall specify the tenant improvement costs proposed to be paid through such disbursement, (b) on the date such request is received by Administrative Agent and on the date such disbursement is to be made, no Event of Default shall exist and remain uncured, (c) the tenant improvement costs requested to be disbursed shall be tenant improvement costs which Borrower is obligated to pay or reimburse to Bingham pursuant to the Amended Bingham Lease, (d) Administrative Agent shall have received a certificate from Borrower (i) stating that the tenant improvements at the premises covered by the Amended Bingham Lease to be funded by the requested disbursement are payable to Persons unaffiliated with Borrower and have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, and such certificate shall be accompanied by a copy of any license, permit or other approval by any Governmental Authority required in connection with such tenant improvements to the extent such license, permit or approval is required to be delivered by Bingham to Borrower under the Amended Bingham Lease, (ii) identifying each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement to the extent such information is required to be delivered by Bingham to Borrower under the Amended Bingham Lease, and (iii) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Administrative Agent to the extent such waivers or other evidence of payment are required to be delivered by Bingham to Borrower under the Amended Bingham Lease, (e) at Administrative Agent’s option, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Administrative Agent, (f) to the extent required to be delivered by Bingham to Borrower under the Amended Bingham Lease, Administrative Agent shall have received an estoppel certificate from Bingham stating that (i) all required work is complete and (ii) Bingham is in occupancy and paying full unabated rent or has taken possession of the demised premises, and (g) Administrative Agent shall have received such other evidence as Administrative Agent shall reasonably request and as shall be required to be delivered pursuant to the Amended Bingham Lease that the tenant improvements for the premises covered by the Amended Bingham Lease have been completed and are paid for or will be paid upon such disbursement to Borrower. Administrative Agent shall not be required to disburse, or cause to be disbursed, funds from the Bingham TI Reserve Account more frequently than once each calendar month, and each disbursement must be in an amount greater than the Minimum Disbursement Amount (or a lesser amount if the total amount of funds in the Bingham TI Reserve Account is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made). Any balance in the Bingham TI Reserve Account after all required work under the Amended Bingham Lease is complete shall be re-deposited into the Deposit Account and allocated pursuant to Section 3.3.
Section 4.6    Surplus Funds. If at any time Administrative Agent determines that the balance maintained in any of the Accounts (other than Borrower’s Operating Account) exceeds the amount required to be held therein pursuant to the Loan Agreement, Administrative Agent may instruct Bank to deposit the surplus portion thereof, as determined by Administrative Agent, into the Deposit Account for allocation pursuant to Section 3.3.

Section 4.7    Sole Dominion and Control. Borrower and Manager acknowledge and agree that the Accounts are subject to the sole dominion, control and discretion of Administrative Agent, its authorized agents or designees, including Bank, subject to the terms of this Agreement; provided, however, that Borrower’s Operating Account shall be subject to the sole dominion, control and discretion of Administrative Agent, its authorized agents or designees only after the delivery by Administrative Agent to Bank of written notice that an Event of Default exists (such notice is referred to herein as a “Shifting Control Notice”). Neither Borrower nor Manager shall have the right of withdrawal with respect to any Account (other than Borrower’s Operating Account, prior to the delivery by Administrative Agent to Bank of a Shifting Control Notice) provided that Administrative Agent shall make disbursements or cause disbursements from the Accounts subject to the terms, conditions, procedures and requirements set forth in the Loan Agreement or this Agreement. Bank shall have the right and agrees to comply with instructions originated by Administrative Agent with respect to the disposition of funds in the Accounts (other than Borrower’s Operating Account, prior to the delivery by Administrative Agent to Bank of a Shifting Control Notice) and with respect to the disposition of funds in Borrower’s Operating Account (subsequent to the delivery by Administrative Agent to Bank of a Shifting Control Notice), without the further consent of Borrower or Manager or any other Person. Bank shall comply with all “entitlement orders” (as defined in Section 8-102(a)(8) of the UCC) and instructions originated by Administrative Agent directing transfer or redemptions of any financial asset relating to any Account (other than Borrower’s Operating Account, prior to the delivery by Administrative Agent to Bank of a Shifting Control Notice) and relating to the Borrower’s Operating Account (subsequent to the delivery by Administrative Agent to Bank of a Shifting Control Notice) without further consent by Borrower or any other Person. For the avoidance of doubt, Bank shall be entitled to rely on any notice from Administrative Agent that any Event of Default has occurred and is continuing.
V. PLEDGE OF ACCOUNTS
Section 5.1    Security for Obligations. (a) To secure the full and punctual payment and performance of all obligations of Borrower now or hereafter existing with respect to the Loan, whether for principal, interest, fees, expenses or otherwise, and all obligations of Borrower now or hereafter existing under the Loan Agreement, the Note, the Mortgage, this Agreement and all other Loan Documents (all such obligations, collectively, the “Obligations”), Borrower hereby grants to Administrative Agent for the benefit of the Lenders a first priority continuing security interest in and to the following property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the “Collateral”):
(i)    the Accounts and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts, including, without limitation, all deposits or wire transfers made to the Accounts;
(ii)    all interest, dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and

(iii)    to the extent not covered by clauses (i), (ii) or (iii) above, all “proceeds” (as defined under the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) of any or all of the foregoing.
(b)    Administrative Agent and Bank, as agent for Administrative Agent, shall have with respect to the Collateral, in addition to the rights and remedies herein set forth, all of the rights and remedies available to a secured party under the UCC, as if such rights and remedies were fully set forth herein.
(c)    All statements and reports prepared by Bank with respect to the Accounts shall to be sent to Borrower and Administrative Agent no less frequently than monthly.
Section 5.2    Rights on Default. While an Event of Default exists, and without any duty on Bank to determine or ascertain if a cure of such Event of Default shall have occurred and, without notice from Bank or Administrative Agent, (a) Borrower shall have no further right in respect of (including, without limitation, the right to instruct Administrative Agent or Bank to transfer funds from) the Accounts and (b) Administrative Agent may apply any Collateral to any Obligations in such order of priority as Administrative Agent may determine.
Section 5.3    Financing Statement; Further Assurances. Simultaneously herewith, Borrower shall deliver to Administrative Agent for filing, or Administrative Agent shall be authorized to prepare and file, a financing statement or statements in connection with the Collateral in the form required by Administrative Agent to properly perfect Administrative Agent’s security interest therein. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Bank or Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Bank or Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.
Section 5.4    Termination of Agreement. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations. Upon payment and performance in full of the Obligations, this Agreement shall terminate and Borrower shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and Bank and/or Administrative Agent shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the lien hereof.
VI. RIGHTS AND DUTIES OF ADMINISTRATIVE AGENT AND BANK
Section 6.1    Reasonable Care. Beyond the exercise of reasonable care in the custody thereof or as otherwise expressly provided herein, neither Bank nor Administrative Agent shall have any duty as to any Collateral in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any Person or otherwise with respect thereto. Bank and Administrative Agent each shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the

Collateral is accorded treatment substantially equal to that which Bank or Administrative Agent accords its own property, it being understood that Administrative Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in value thereof, by reason of the act or omission of Bank or Administrative Agent, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Bank’s or Administrative Agent’s gross negligence, willful misconduct, illegal acts or bad faith, provided that nothing in this Article VI shall be deemed to relieve Bank from the duties and standard of care which, as a commercial bank, it generally owes to depositors. In no event shall Bank be liable for any lost profits or for any indirect, special, consequential, or punitive damages, even if advised of the possibility or likelihood of such damages.
Section 6.2    Indemnity. Bank, in its capacity as agent hereunder, shall be responsible for the performance only of such duties as are specifically set forth herein, and no duty shall be implied from any provision hereof. Bank shall not be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower shall indemnify and hold Bank and Administrative Agent, their respective employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys’ fees and disbursements) actually incurred by Bank or Administrative Agent in connection with the transactions contemplated hereby, except to the extent that such loss or damage results from Bank’s or Administrative Agent’s gross negligence, willful misconduct, illegal acts or bad faith. Without limiting Bank’s rights as against Borrower, or Administrative Agent’s rights as against Borrower or any Lender, Administrative Agent, for the account of the Lenders, shall indemnify and hold Bank and its employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys’ fees and disbursements) actually incurred by Bank in following any instructions or other directions from the Administrative Agent delivered to Bank hereunder.
Section 6.3    Reliance. Bank shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it to be genuine, and it may be assumed that any person purporting to act on behalf of any Person giving any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Bank may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith. Bank shall not be liable for any act or omission done or omitted to be done by Bank in reliance upon any instruction, direction or certification received by Bank and without gross negligence or willful or reckless misconduct.
Section 6.4    Resignation of Bank. (a) Bank shall have the right to resign as Bank hereunder upon thirty (30) days’ prior written notice to Borrower and Administrative Agent, and in the event of such resignation, Borrower shall appoint a successor Bank which must be an Eligible Institution. Notwithstanding the foregoing, Bank may resign from this Agreement immediately upon written notice to the other parties in the event of suspected fraud or other illegal activity in connection with the Accounts or this Agreement.
(b)    In connection with any resignation by Bank, (i) the resigning Bank shall, at the sole cost of Borrower, (A) duly assign, transfer and deliver to the successor bank this

Agreement and all cash held by it hereunder, (B) execute and/or authorize such financing statements and other instruments as may be necessary to assign to the successor bank the security interest in the Collateral existing in favor of the retiring Bank hereunder and to otherwise give effect to such succession and (C) take such other actions as may be reasonably required by Administrative Agent or the successor bank in connection with the foregoing, (ii) the successor bank shall establish in its name, as secured party, cash collateral accounts, which shall become the Accounts for purposes of this Agreement upon the succession of such bank and (iii) Borrower shall reasonably cooperate with Administrative Agent to issue new joint instructions to Tenants with respect to the payment of Rents to such successor bank and to the Clearing Account Bank with respect to the transfer of funds to such successor bank.
(c)    Administrative Agent at its sole discretion shall have the right, upon thirty (30) days notice to Bank, to substitute Bank with a successor Bank that satisfies the requirements of an Eligible Institution or to have one or more of the Accounts held by another Eligible Institution, provided that such successor Bank shall perform the duties of Bank pursuant to the terms of this Agreement.
Section 6.5    Administrative Agent Appointed Attorney-In-Fact. Borrower hereby irrevocably constitutes and appoints Administrative Agent as Borrower’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and, while an Event of Default exists, to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower, which Borrower could or might do or which Bank or Administrative Agent may deem necessary or desirable to more fully vest in Administrative Agent the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. If Borrower fails to perform any agreement herein contained and such failure shall continue for five (5) Business Days after written notice of such failure is given to Borrower, Administrative Agent may perform or cause performance of any such agreement, and any reasonable expenses of Administrative Agent and/or Bank in connection therewith shall be paid by Borrower.
Section 6.6    Acknowledgment of Lien/Offset Rights. Bank hereby acknowledges and agrees that (a) the Accounts shall be held by Bank in the name of Administrative Agent, (b) all funds held in the Accounts shall be held for the benefit of Administrative Agent, (c) Borrower has granted to Administrative Agent a first priority security interest in the Collateral, (d) Bank shall not disburse any funds from the Accounts except as provided herein, and (e) Bank shall invest and reinvest any balance of the Accounts in Eligible Accounts having maturities of no longer than thirty (30) days as Borrower shall so direct (so long as no Shifting Control Notice is in effect) as provided herein. Bank hereby waives any right of offset, banker’s lien or similar rights against, or any assignment of, or security interest or other interest in, the Collateral, except that Bank may charge or set off against the Accounts for (i) items deposited to the Accounts and returned unpaid, whether for insufficient funds or for any other reason, and without regard to the timeliness of such returns or the occurrence or timeliness of any drawee’s notice of non-payment of such items; (ii) ACH entries initiated from the Accounts for which Bank is obligated; (iii) ACH entries credited to the Accounts and later reversed, whether for insufficient funds or for any other reason, and without regard to the timeliness of such entries’ reversal; (iv) claims of breach of transfer or presentment warranties under the UCC, made against Bank in connection with items deposited to the Account; (v) chargebacks to the Accounts of credit card transactions; (vi) erroneous entries to the Accounts; (vii) any item charged to the Accounts based on Bank’s obligation to indemnify a third party for a banking service to which such Account is tied; and (viii) Bank’s usual and customary charges for services rendered in connection with the Accounts and other banking services (“Account Fees”).  Subsections (i) through (vii) of this paragraph are hereinafter referred to collectively as “Returned Items.” If there are insufficient collected funds in the Accounts to cover the amount of any returned check or other adjustment or correction to be debited thereto, Borrower shall repay Bank the amount of such debit immediately on demand. If Borrower fails to so repay Bank, then Administrative Agent shall repay Bank for such debit immediately upon demand to the extent that Administrative Agent received the proceeds of the check or other deposit to which the debit relates.
VII. REMEDIES
Section 7.1    Remedies. Upon the occurrence of an Event of Default, Administrative Agent or, at the direction of Administrative Agent, Bank, as agent for Administrative Agent, may:
(a)    without notice to Borrower, except as required by law, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Collateral against the Obligations or any part thereof;
(b)    in its sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC and/or under any other applicable law; and
(c)    demand, collect, take possession of, receive, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral (or any portion thereof) as Administrative Agent may determine in its sole discretion.
Section 7.2    Waiver. Borrower hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Collateral. Borrower acknowledges and agrees that ten (10) days’ prior written notice of the time and place of any public sale of the Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Borrower within the meaning of the UCC.
VIII. MISCELLANEOUS
Section 8.1    Transfers and Other Liens. Borrower agrees that it will not (i) sell or otherwise dispose of any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to all or any of the Collateral, except for the Lien granted under this Agreement.
Section 8.2    Administrative Agent’s Right to Perform Borrower’s Obligations; No Liability of Administrative Agent. If Borrower fails to perform any of the covenants or obligations contained herein, and such failure shall continue for a period five (5)

Business Days after Borrower’s receipt of written notice thereof from Administrative Agent, Administrative Agent may itself perform, or cause performance of, such covenants or obligations, and the reasonable expenses of Administrative Agent incurred in connection therewith shall be payable by Borrower to Administrative Agent. Notwithstanding Administrative Agent’s right to perform certain obligations of Borrower, it is acknowledged and agreed that Borrower retains control of the Property and operation thereof and notwithstanding anything contained herein or Bank’s or Administrative Agent’s exercise of any of its rights or remedies hereunder, under the Loan Documents or otherwise at law or in equity, neither Bank nor Administrative Agent shall be deemed to be a mortgagee-in-possession nor shall Administrative Agent be subject to any liability with respect to the Property or otherwise based upon any claim of lender liability.
Section 8.3    No Waiver. The rights and remedies provided in this Agreement and the other Loan Documents are cumulative and may be exercised independently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity. No failure to exercise or delay by Bank or Administrative Agent in exercising any right or remedy hereunder or under the Loan Documents shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein. Every right and remedy granted to Bank and/or Administrative Agent hereunder or by law may be exercised by Bank and/or Administrative Agent at any time and from time to time, and as often as Bank and/or Administrative Agent may deem it expedient. Any and all of Bank’s and/or Administrative Agent’s rights with respect to the lien and security interest granted hereunder shall continue unimpaired, and Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) any proceeding of Borrower under the Federal Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state, (b) the release or substitution of Collateral at any time, or of any rights or interests therein or (c) any delay, extension of time, renewal, compromise or other indulgence granted by Bank and/or Administrative Agent in the event of any default, with respect to the Collateral or otherwise hereunder. No delay or extension of time by Bank and/or Administrative Agent in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon Borrower by Bank and/or Administrative Agent, shall constitute a waiver thereof, or limit, impair or prejudice Bank’s and/or Administrative Agent’s right, without notice or demand, to take any action against Borrower or to exercise any other power of sale, option or any other right or remedy.
Section 8.4    Expenses. Subject to the limitations contained in Section 11.13 of the Loan Agreement, Borrower shall pay to Bank and Administrative Agent and/or Bank’s and Administrative Agent’s counsel on demand, from time to time, all costs and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements, and transfer, recording and filing fees, taxes and other charges) actually incurred in connection with, or incidental to, the creation or perfection of any lien or security interest granted or intended to be granted hereby, the custody, care, sale, transfer, administration, collection of or realization on the Collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of Bank and/or Administrative Agent under this Agreement, the Loan Agreement, the Note, the Mortgage, or the other Loan Documents. Standard and customary fees and charges associated with the Accounts shall be included on a monthly consolidated account analysis statement which Bank shall submit to Borrower for Borrower’s payment. This statement shall set forth the fees and charges payable for such month, including, but not limited to reasonable fees and reasonable expenses incurred in connection with this Agreement and be accompanied by reasonably detailed supporting documentation. Bank shall be entitled to charge the Accounts for such fees and expenses as indicated by the analysis statement.
Section 8.5    Entire Agreement. This Agreement constitutes the entire and final agreement between the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied, except by a writing duly executed by the parties.
Section 8.6    No Waiver. No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.
Section 8.7    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns.
Section 8.8    Notices. All notices, demands, requests, consents, approvals and other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing sent by telefax or by registered or certified mail, postage prepaid, return receipt requested or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 8.8. Any such Notice shall be deemed to have been received three (3) days after the date such Notice is mailed or on the date of sending by telefax (if the sender thereof shall have confirmation thereof and a hard copy is also sent by mail to the recipient) or delivery by hand or the next day if sent by an overnight commercial courier addressed to the parties as follows:

If to Administrative Agent:	Eurohypo AG, New York Branch
1301 Avenue of the Americas, 35th floor
New York, New York   10019
Attention: Head of Portfolio Operations
Fax Number:  (866) 267-7680

With a copy to:	Eurohypo AG, New York Branch
1301 Avenue of the Americas, 35th floor
New York, New York   10019
Attention: Legal Director
Fax Number:  (866) 267-7680

With a copy to:	Morrison & Foerster LLP
555 West 5th Street
Suite 3500
Los Angeles, California 90013
Attention: Thomas R. Fileti, Esq.
Fax No.: (213) 892-5454

If to Borrower:	Maguire Properties- 355 S. Grand, LLC
355 S. Grand Avenue, Suite 3300
Los Angeles, California 90071
Attention: Christopher M. Norton, Senior Vice President
Fax No.: (213) 533-5572

With a copy to:	Latham & Watkins LLP
650 Town Center Drive
20th Floor
Costa Mesa, California 92626-1925
Attention: David C. Meckler, Esq.
Fax No.: (714) 755-8290

If to Manager:	MPG Office, L.P.
355 S. Grand Avenue
Los Angeles, California 90071
Attention: David L. Weinstein, President and CEO
Fax No.: (213) 687-4758

With a copy to:	Latham & Watkins LLP
650 Town Center Drive
20th Floor
Costa Mesa, California 92626-1925
Attention: David C. Meckler, Esq.
Fax No.: (714) 755-8290

If to Bank:	Bank of the West
1977 Saturn Street
Monterey Park, California 91755
Mail Sort: SC-MPK-01-L
Attention: Cash Management Customer Services
Fax No.: (323) 727-4984

With a copy to:	Bank of the West
Real Estate Industries Division
300 S. Grand Avenue, Suite 1350
Los Angeles, California 90071
Attn: Steven Samuelson
Fax No.: (213) 972-0308
Section 8.9    Captions. All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.
Section 8.10    Governing Law. This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of New York without regard to conflicts of law principles of such State. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be Bank’s jurisdiction (within the meaning of Sections 8-110 and 9-304 of the UCC).
Section 8.11    Counterparts. This Agreement may be executed in any number of counterparts.
Section 8.12    Exculpation. The provisions of Section 11.22 of the Loan Agreement are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.
Section 8.13    Amendment and Restatement. This Agreement amends, restates and supersedes that certain Cash Management and Security Agreement dated as of September 12, 2007, by and among Borrower, Bank, Manager and Eurohypo AG, New York Branch, as Lender, as amended by Amendment No. 1 to Cash Management Agreement, dated as of December 9, 2011, by and among, Borrower, Bank, Manager and Administrative Agent.
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IN WITNESS WHEREOF, the parties hereto have duly executed this Cash Management Agreement as of the day and year first above written.

BORROWER:

MAGUIRE PROPERTIES –
355 S. GRAND, LLC, a Delaware limited
liability company

By: /s/ PEGGY M. MORETTI
Name:	Peggy M. Moretti
Title:	Vice President

MANAGER:

MPG OFFICE, L.P., a Maryland limited partnership liability company

By: MPG Office Trust, Inc., a Maryland
       corporation, its General Partner

By: /s/ PEGGY M. MORETTI
Name:	Peggy M. Moretti
Title:	EVP & Chief Administrative Officer

ADMINISTRATIVE AGENT:

EUROHYPO AG, NEW YORK BRANCH, as
the Administrative Agent

By: /s/ EDWARDS B. BALAZS
Name:	Edward B. Balazs
Title:	Managing Director

By: /s/ ANTHONY L. MEROLLA
Name:	Anthony L. Merolla
Title:	Director

BANK:

BANK OF THE WEST,
a California banking corporation

By: /s/ KENT HORIUCHI
Name:	Kent Horiuchi
Title:	Vice President